UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MGM Resorts International
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MGM RESORTS INTERNATIONAL
3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109

Supplement to Proxy Statement

This supplement to the definitive proxy statement filed on March 26, 2021 (the “Proxy Statement”) is meant to clarify how broker non-votes and abstentions will be handled with respect to the proposals our stockholders are being asked to consider and vote on at the Annual Meeting.  Except as specifically supplemented by the information contained below, all information set forth in the Proxy Statement remains unchanged.

CHANGES TO PROXY STATEMENT

The last paragraph under the section heading “Quorum and Votes Required” on page 3 of the Proxy Statement is accordingly amended and restated as follows:

Each director shall be elected by a majority of votes cast to hold office until the next annual meeting, unless the election is contested, in which case, directors shall be elected by a plurality of votes properly cast. An election shall be contested if, as determined by the Board, the number of nominees exceeds the number of directors to be elected. A majority of votes cast means that the number of votes properly cast “for” a director nominee exceeds the number of votes properly cast “against” such director nominee. Abstentions and broker non-votes, although counted for purposes of determining a quorum, do not count as votes cast or as votes “against” and have no effect with respect to the election of directors. Any current director who does not meet this standard is subject to the Board’s policy regarding resignations by directors who do not receive a majority of votes cast, which is set forth in our Corporate Governance Guidelines (as defined below). With respect to Proposals 2 and 3, a properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum, will not be voted, and accordingly, an abstention will have the same effect as a vote cast against each of these proposals. In addition, with respect to Proposal 3, broker non-votes are not counted as votes cast and will therefore have no effect on the outcome of the vote. Brokers, banks and other nominees have discretionary voting power with respect to Proposal 2. With respect to Proposal 4, a properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum, will not be counted as a vote cast and therefore will have the same effect as a vote cast against Proposal 4. In addition, with respect to Proposal 4, broker non-votes are not counted as votes cast and will therefore have the same effect as a vote cast against Proposal 4, because approval of Proposal 4 requires the affirmative vote of a majority of outstanding shares.